Exhibit 99
COVENANT TRANSPORTATION GROUP SUSPENDS
STOCK REPURCHASE PLAN

CHATTANOOGA, TENNESSEE – March 26, 2020 – Covenant Transportation Group, Inc. (NASDAQ/GS: CVTI) (the “Company”) announced today that it temporarily suspended its stock repurchase program today for added flexibility in response to the uncertain impact of the COVID-19 pandemic over the upcoming months. The Company has the ability to reinstate the stock repurchase program as circumstances warrant.

Covenant Transportation Group, Inc. is the holding company for several transportation providers that offer premium transportation services for customers throughout the United States. The consolidated group includes operations from Covenant Transport and Covenant Transport Solutions of Chattanooga, Tennessee; Southern Refrigerated Transport of Texarkana, Arkansas; Landair Transport and Landair Logistics of Greeneville, Tennessee; and Star Transportation of Nashville, Tennessee. In addition, Transport Enterprise Leasing, of Chattanooga, Tennessee is an integral affiliated company providing revenue equipment sales and leasing services to the trucking industry. The Company's Class A common stock is traded on the NASDAQ Global Select market under the symbol, “CVTI”.

For further information contact:
Richard B. Cribbs, Executive Vice President and Chief Financial Officer
RCribbs@covenanttransport.com

For copies of Company information contact:
Theresa Ives, Executive Administrative Assistant
TIves@covenanttransport.com

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